FG Group Holdings Inc. – Fiscal Year 2022	Page 1 of 10
Fourth Quarter 2022 Results

Exhibit 99.1

FG Group Holdings Reports Fourth Quarter and Full Year 2022 Operating Results

- 2022 Revenues Grow 53% to $41.2 Million -

Charlotte, NC – March 15, 2023 – FG Group Holdings Inc. (NYSE American: FGH) (the “Company” or “FG Group Holdings”) today announced operating results for the fourth quarter and full year ended December 31, 2022.

Operational Highlights

●

Strong Entertainment annual revenues increased 54% from 2021. Quarterly revenue returned to pre-Covid levels with increasing demand from cinema customers. Favorable industry outlook for 2023 with robust studio release schedule and accelerating laser projection upgrades.

●	Strong Studios successfully launched during 2022. First revenue producing project, Inside the Black Box, delivered in fourth quarter. Completed production on first major series, Safehaven, and expecting to complete postproduction and deliver in 2023.

●	Equity holdings continue to execute their business plans in attractive markets. FG Financial Group, Inc (“FG Financial”) launched a merchant banking platform and closed several transactions. Firefly continues to execute on its growth plans, both organically and through acquisition. GreenFirst Forest Products Inc (“GreenFirst”) is well positioned as pure-play lumber producer in Canada and continues to strengthen its balance sheet, monetizing non-core assets and increasing its focus on its Ontario operations.

●	Registration statement filed publicly with the Securities and Exchange Commission for initial public offering of the Strong Entertainment business.

●	Completed name change to FG Group Holdings Inc. in fourth quarter to better reflect the company’s success executing its holding company strategy.

Mark Roberson, Chief Executive Officer, commented, “Our Strong Entertainment operating business continues to strengthen its market position, securing new exclusive relationships and increasing market share. The transition from xenon projection to laser will continue to drive industry demand, and with the studio release schedule returning to pre-pandemic levels, we are exciting about the next several years for our screen and services business.

“We are also very excited about the opportunity to scale our entertainment business and create long-term value in the content area. With the launch of Strong Studios, we are positioned squarely at the forefront of a streaming and exhibition industry that is rapidly evolving.”

Kyle Cerminara, Chairman of the Board, commented, “We believe we are building a valuable portfolio of businesses at FG Group Holdings. We remain focused on driving long-term value for our shareholders.”

FG Group Holdings Inc. – Fiscal Year 2022	Page 2 of 10
Fourth Quarter 2022 Results

Fourth Quarter 2022 Financial Review (Compared to Three Months Ended December 31, 2021)

●	Revenue increased 17.4% to $11.8 million from $10.0 million. Revenue benefited from the continuing recovery in the cinema industry with our services business serving as the primary driver of the revenue increase from the prior year. We have increased the scope of our services to better support our customers and to increase market share in cinema services. Product revenue also increased as higher cinema screen sales during the quarter more than offset a large digital equipment order in the fourth quarter of 2021 that didn’t repeat in 2022. We also recognized revenue of $0.9 million from our first project in our new Strong Studios business during the fourth quarter of 2022.

●	Gross profit increased 51.8% to $3.2 million in 2022 from $2.1 million in 2021. Gross profit margins were 27.5% as compared to 21.3%. The increase in gross profit was due to increased demand and revenue from our entertainment customers and favorable trends in product mix.

●	Loss from operations was $0.4 million as compared to $1.3 million in the prior year. Operating results improved as a direct result of the rebound in revenues and gross margin in our Strong Entertainment business. Those improvements were partially offset by increases in operating expenses related to the launch of the new Strong Studios business.

●	Net income from continuing operations was $1.4 million, or $0.07 per basic and diluted share, as compared to net loss from continuing operations of $0.4 million, or $0.03 per basic and diluted share, in the prior year. The improvement in results from continuing operations, was primarily the result of improved results of operations from our Strong entertainment group and more favorable gains from our equity holdings.

●	Adjusted EBITDA improved to $0.6 million as compared to negative $0.7 million in the prior year.

Full Year 2022 Financial Review (Compared to Twelve Months Ended December 31, 2021)

●	Revenue increased 52.6% to $41.2 million from $27.0 million. The recovery in the cinema industry progressed throughout 2022, which resulted in increases in both product and services revenue. In addition, increases in our market share for screens and services, and expansion of our product offerings also contributed to the increase. Exhibitors are in the early stages of a multi-year upgrade cycle, transitioning their auditoriums from xenon projection to laser projection, which helps drive demand for our products and services. We have also increased the scope of our services to better support our customers and to increase market share in cinema services. We expect the upgrades from xenon to laser to accelerate in 2023 and continue for at least the next several years. We also recognized revenue of $0.9 million from our first project in our new Strong Studios business during 2022.

●	Gross profit increased 33.0% to $10.9 million in 2022 from $8.2 million in 2021. Gross profit margins were 26.5% as compared to 30.4%. Excluding the impact of employee retention credits, which favorably impacted the prior year period, gross profit would have been 25.7% as compared to 26.5% in the current period. The increase in gross profit, excluding the employee retention credits, was due to increased demand and revenue from our entertainment customers.

●	Loss from operations was $2.4 million as compared to $3.1 million in the prior year. Excluding the impact of employee retention credits, which favorably impacted the prior year period, loss from operations during 2021 would have been $5.1 million. Operating results improved as a direct result of the rebound in revenues and gross margin in our Strong Entertainment business. Those improvements were partially offset by increases in operating expenses related to the launch of the new Strong Studios business.

FG Group Holdings Inc. – Fiscal Year 2022	Page 3 of 10
Fourth Quarter 2022 Results

●	Net loss from continuing operations was $7.2 million, or $0.37 per basic and diluted share, as compared to net income from continuing operations of $3.4 million, or $0.19 per basic and diluted share in the prior year. The increase in net loss from continuing operations, despite the improvements in results from Strong Entertainment’s operations, was primarily the result of recognition of unrealized losses on our equity holdings in the current period while the prior year period benefited from employee retention credits and gains on equity holdings.

●	Adjusted EBITDA, which excludes the impact of losses on our equity holdings and employee retention credits, among other things, improved to $0.2 million as compared to negative $2.7 million in the prior year.

Conference Call

A conference call to discuss the Company’s 2022 fourth quarter and full year financial results will be held on Wednesday, March 15, 2023 at 5:00 pm Eastern Time. Interested parties can listen to the call via live webcast or by phone. To access the webcast, visit the Company’s website at https://fg.group/investor-relations/ or use following link: FGH Webcast Link. To access the conference call by phone, dial (888) 506-0062 (domestic) or (973) 528-0011 (international) and use participant code 405126. Please access the webcast or dial in at least five minutes before the start of the call to register.

A replay of the webcast will be available following the conclusion of the live broadcast and accessible on the Company’s website at https://fg.group/investor-relations/.

About FG Group Holdings Inc.

FG Group Holdings Inc. (https://fg.group/) is a diversified holding company with operations and holdings across a broad range of industries. The Company’s Strong Entertainment segment is the largest premium screen supplier in North America, provides technical support services and related products and services to the cinema exhibition industry, and recently launched its studio operations to produce content for streaming and other entertainment outlets. FG Group Holdings also holds equity stakes in Firefly Systems, Inc., GreenFirst Forest Products Inc. (TSX: GFP), and FG Financial Group, Inc. (Nasdaq: FGF), as well as real estate through its Digital Ignition operating business.

About Fundamental Global®

Fundamental Global® is a private partnership focused on long-term strategic holdings. Fundamental Global® was co-founded by former T. Rowe Price, Point72 and Tiger Cub portfolio manager Kyle Cerminara and former Chairman and CEO of TD Ameritrade, Joe Moglia. Its current holdings include FG Financial Group Inc. (Nasdaq:FGF), (NASDAQ: FGFPP), FG Group Holdings Inc. (NYSE American:FGH), BK Technologies Corp. (NYSE American:BKTI), GreenFirst Forest Products, Inc. (TSX:GFP), FG Merger Corp. (Nasdaq:FGMC), FG Acquisition Corp. (TSX:FGAA), OppFi Inc., Hagerty Inc., and FG Communities, Inc.

The FG® logo is a registered trademark of Fundamental Global®.

Use of Non-GAAP Measures

FG Group Holdings prepares its consolidated financial statements in accordance with United States generally accepted accounting principles (“GAAP”). In addition to disclosing financial results prepared in accordance with GAAP, the Company discloses information regarding Adjusted EBITDA (“Adjusted EBITDA”), which differs from the commonly used EBITDA (“EBITDA”). Adjusted EBITDA both adjusts net income (loss) to exclude income taxes, interest, and depreciation and amortization, and excludes discontinued operations, share-based compensation, impairment charges, equity method income (loss), fair value adjustments, severance, foreign currency transaction gains (losses), transactional gains and expenses, gains on insurance recoveries, certain tax credits and other cash and non-cash charges and gains.

FG Group Holdings Inc. – Fiscal Year 2022	Page 4 of 10
Fourth Quarter 2022 Results

EBITDA and Adjusted EBITDA are not measures of performance defined in accordance with GAAP. However, Adjusted EBITDA is used internally in planning and evaluating the Company’s operating performance. Accordingly, management believes that disclosure of these metrics offers investors, bankers and other stakeholders an additional view of the Company’s operations that, when coupled with the GAAP results, provides a more complete understanding of the Company’s financial results.

EBITDA and Adjusted EBITDA should not be considered as an alternative to net income (loss) or to net cash from operating activities as measures of operating results or liquidity. The Company’s calculation of EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures used by other companies, and the measures exclude financial information that some may consider important in evaluating the Company’s performance.

EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as substitutes for analysis of the Company’s results as reported under GAAP. Some of these limitations are: (i) they do not reflect the Company’s cash expenditures, or future requirements for capital expenditures or contractual commitments, (ii) they do not reflect changes in, or cash requirements for, the Company’s working capital needs, (iii) EBITDA and Adjusted EBITDA do not reflect interest expense, or the cash requirements necessary to service interest or principal payments, on the Company’s debt, (iv) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements, (v) they do not adjust for all non-cash income or expense items that are reflected in the Company’s statements of cash flows, (vi) they do not reflect the impact of earnings or charges resulting from matters management considers not to be indicative of the Company’s ongoing operations, and (vii) other companies in the Company’s industry may calculate these measures differently than the Company does, limiting their usefulness as comparative measures.

Management believes EBITDA and Adjusted EBITDA facilitate operating performance comparisons from period to period by isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies. These potential differences may be caused by variations in capital structures (affecting interest expense), tax positions (such as the impact on periods or companies of changes in effective tax rates or net operating losses) and the age and book depreciation of facilities and equipment (affecting relative depreciation expense). The Company also presents EBITDA and Adjusted EBITDA because (i) management believes these measures are frequently used by securities analysts, investors and other interested parties to evaluate companies in the Company’s industry, (ii) management believes investors will find these measures useful in assessing the Company’s ability to service or incur indebtedness, and (iii) management uses EBITDA and Adjusted EBITDA internally as benchmarks to evaluate the Company’s operating performance or compare the Company’s performance to that of its competitors.

FG Group Holdings Inc. – Fiscal Year 2022	Page 5 of 10
Fourth Quarter 2022 Results

Forward-Looking Statements

In addition to the historical information included herein, this press release includes forward-looking statements, such as management’s expectations regarding its portfolio companies, the Company’s intent to pursue an initial public offering and separate listing of its Strong Entertainment business, as well as future sales and financial performance, and the production and release of content by our Strong Studios division, which involve a number of risks and uncertainties, including but not limited to those discussed in the “Risk Factors” section contained in Item 1A in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 to be filed with the SEC on or about March 16, 2023, and the following risks and uncertainties: the Company’s ability to maintain and expand its revenue streams to compensate for the lower demand for the Company’s digital cinema products and installation services; potential interruptions of supplier relationships or higher prices charged by suppliers; the Company’s ability to successfully compete and introduce enhancements and new features that achieve market acceptance and that keep pace with technological developments; the Company’s ability to successfully execute its capital allocation strategy or achieve the returns it expects from these holdings; the Company’s ability to maintain its brand and reputation and retain or replace its significant customers; challenges associated with the Company’s long sales cycles; the impact of a challenging global economic environment or a downturn in the markets; the effects of economic, public health, and political conditions that impact business and consumer confidence and spending, including rising interest rates, periods of heightened inflation and market instability, the outbreak of any highly infectious or contagious diseases, such as COVID-19 and its variants or other health epidemics or pandemics, and armed conflicts, such as the ongoing military conflict in Ukraine and related sanctions; economic and political risks of selling products in foreign countries (including tariffs); risks of non-compliance with U.S. and foreign laws and regulations, potential sales tax collections and claims for uncollected amounts; cybersecurity risks and risks of damage and interruptions of information technology systems; the Company’s ability to retain key members of management and successfully integrate new executives; the Company’s ability to complete acquisitions, strategic investments, entry into new lines of business, divestitures, mergers or other transactions on acceptable terms, or at all; the impact of economic, public health and political conditions on the companies in which the Company holds equity stakes; the Company’s ability to utilize or assert its intellectual property rights, the impact of natural disasters and other catastrophic events, whether natural, man-made, or otherwise (such as the outbreak of any highly infectious or contagious diseases, or armed conflict); the adequacy of the Company’s insurance; the impact of having a controlling stockholder and vulnerability to fluctuation in the Company’s stock price. Given the risks and uncertainties, readers should not place undue reliance on any forward-looking statement and should recognize that the statements are predictions of future results which may not occur as anticipated. Many of the risks listed above have been, and may further be, exacerbated by the impact of economic, public health (such as a resurgence of the COVID-19 pandemic) and political conditions (such as the military conflict in Ukraine) that impact consumer confidence and spending, particularly in the cinema, entertainment, and other industries in which the Company and the companies in which the Company holds an equity stake operate, and the worsening economic environment. Actual results could differ materially from those anticipated in the forward-looking statements and from historical results, due to the risks and uncertainties described herein, as well as others not now anticipated. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can it assess the impact of all such factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Except where required by law, the Company assumes no obligation to update forward-looking statements to reflect actual results or changes in factors or assumptions affecting such forward-looking statements.

Investor Relations Contacts

Mark Roberson	John Nesbett / Jennifer Belodeau
FG Group Holdings Inc. - Chief Executive Officer	IMS Investor Relations
(704) 994-8279	(203) 972-9200
IR@fg.group	fggroup@imsinvestorrelations.com

FG Group Holdings Inc. – Fiscal Year 2022	Page 6 of 10
Fourth Quarter 2022 Results

FG Group Holdings Inc. and Subsidiaries

Consolidated Balance Sheets

(In thousands, except par values)

	December 31, 2022	December 31, 2021

Assets
Current assets:
Cash and cash equivalents	$3,789	$8,731
Restricted cash	-	150
Accounts receivable, net	6,167	4,631
Inventories, net	3,389	3,271
Other current assets	4,871	4,992
Total current assets	18,216	21,775
Property, plant and equipment, net	12,649	6,226
Operating lease right-of-use assets	310	3,975
Finance lease right-of-use assets	666	-
Note receivable, net of current portion	-	1,667
Equity holdings	37,522	41,133
Intangible assets, net	5	69
Film and television programming rights, net	1,501	-
Goodwill	882	942
Other assets	2	22
Total assets	$71,753	$75,809

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$4,375	$4,245
Accrued expenses	5,167	2,994
Short-term debt	2,510	2,998
Current portion of long-term debt	216	23
Current portion of operating lease obligations	116	577
Current portion of finance lease obligations	117	-
Deferred revenue and customer deposits	1,787	3,292
Total current liabilities	14,288	14,129
Operating lease obligations, net of current portion	257	3,586
Finance lease obligations, net of current portion	550	-
Long-term debt, net of current portion	5,004	105
Deferred income taxes	4,851	5,594
Other long-term liabilities	105	118
Total liabilities	25,055	23,532

Commitments, contingencies and concentrations

Stockholders' equity:
Preferred stock	-	-
Common stock	223	213
Additional paid-in capital	53,882	50,807
Retained earnings	16,437	23,591
Treasury stock	(18,586)	(18,586)
Accumulated other comprehensive loss	(5,258)	(3,748)
Total stockholders' equity	46,698	52,277
Total liabilities and stockholders' equity	$71,753	$75,809

FG Group Holdings Inc. – Fiscal Year 2022	Page 7 of 10
Fourth Quarter 2022 Results

FG Group Holdings Inc. and Subsidiaries

Consolidated Statements of Operations

(In thousands, except per share amounts)

	Three Months Ended December 31,		Years Ended December 31,
	2022	2021	2022	2021
Net product sales	$8,043	$7,820	$30,119	$19,631
Net service revenues	3,751	2,229	11,118	7,399
Total net revenues	11,794	10,049	41,237	27,030
Cost of products sold	5,812	6,247	22,729	14,078
Cost of services	2,737	1,664	7,592	4,742
Total cost of revenues	8,549	7,911	30,321	18,820
Gross profit	3,245	2,138	10,916	8,210
Selling and administrative expenses:
Selling	537	625	2,261	1,783
Administrative	2,655	2,753	10,541	9,527
Total selling and administrative expenses	3,192	3,378	12,802	11,310
Loss on disposal of assets	(474)	(38)	(474)	(38)
Loss from operations	(421)	(1,278)	(2,360)	(3,138)
Other income (expense):
Interest income	-	21	7	75
Interest expense	(109)	(24)	(347)	(308)
Foreign currency transaction (loss) income	(118)	(10)	264	(67)
(Loss) gain on equity holdings	(716)	2,208	(4,468)	12,273
Other income (loss), net	7	(15)	(180)	143
Total other (loss) income	(936)	2,180	(4,724)	12,116
(Loss) income from continuing operations before income taxes and equity method holdings income (loss)	(1,357)	902	(7,084)	8,978
Income tax expense	(181)	(448)	(473)	(3,236)
Equity method holding income (loss)	2,981	(903)	403	(2,371)
Net income (loss) from continuing operations	1,443	(449)	(7,154)	3,371
Net (loss) income from discontinued operations	-	(83)	-	14,566
Net income (loss)	$1,443	$(532)	$(7,154)	$17,937

Basic net income (loss) per share
Continuing operations	$0.07	$(0.03)	$(0.37)	$0.19
Discontinued operations	-	-	-	0.81
Basic net income (loss) per share	$0.07	$(0.03)	$(0.37)	$1.00

Diluted net income (loss) per share
Continuing operations	$0.07	$(0.03)	$(0.37)	$0.19
Discontinued operations	-	-	-	0.80
Diluted net income (loss) per share	$0.07	$(0.03)	$(0.37)	$0.99

FG Group Holdings Inc. – Fiscal Year 2022	Page 8 of 10
Fourth Quarter 2022 Results

FG Group Holdings Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Years Ended December 31,
	2022	2021
Cash flows from operating activities:
Net (loss) income from continuing operations	$(7,154)	$3,371
Adjustments to reconcile net (loss) income from continuing operations to net cash (used in) provided by operating activities:
Recovery of doubtful accounts	(30)	(263)
Provision for obsolete inventory	49	95
Provision for warranty	303	140
Depreciation and amortization	1,397	1,306
Amortization and accretion of operating leases	195	828
Equity method holding (income) loss	(403)	2,371
Loss (gain) on equity holdings	4,468	(10,584)
Adjustment to SageNet promissory note in connection with prepayment	202	-
Loss on disposal of assets	474	38
Deferred income taxes	(653)	2,511
Stock-based compensation expense	652	892
Changes in operating assets and liabilities:
Accounts receivable	(1,614)	1,126
Inventories	(309)	(1,095)
Current income taxes	329	38
Other assets	2,245	(2,072)
Accounts payable and accrued expenses	(2,054)	2,095
Deferred revenue and customer deposits	(1,476)	1,637
Operating lease obligations	(193)	(822)
Net cash (used in) provided by operating activities from continuing operations	(3,572)	1,612
Net cash provided by operating activities from discontinued operations	-	427
Net cash (used in) provided by operating activities	(3,572)	2,039

Cash flows from investing activities:
Capital expenditures	(915)	(1,527)
Acquisition of programming rights	(459)	-
Sale of equity holdings	498
Purchase of common shares of FG Financial Group, Inc.	(2,000)	-
Receipt of SageNet promissory note	2,300
Exercise of GreenFirst Forest Products, Inc. rights	-	(9,981)
Exercise of FG Financial Group, Inc. rights	-	(2,400)
Net cash used in investing activities from continuing operations	(576)	(13,908)
Net cash provided by investing activities from discontinued operations	-	12,761
Net cash used in investing activities	(576)	(1,147)

Cash flows from financing activities:
Principal payments on short-term debt	(697)	(728)
Principal payments on long-term debt	(164)	-
Proceeds from stock issuance, net of costs	-	6,310
Payments of withholding taxes related to net share settlement of equity awards	(27)	(80)
Proceeds from exercise of stock options	-	9
Payments on capital lease obligations	(36)	(2,106)
Net cash (used in) provided by financing activities from continuing operations	(924)	3,405
Net cash used in financing activities from discontinued operations	-	(155)
Net cash (used in) provided by financing activities	(924)	3,250
Effect of exchange rate changes on cash and cash equivalents	(20)	(48)
Net decrease in cash and cash equivalents and restricted cash from continuing operations	(5,092)	(8,939)
Net increase in cash and cash equivalents and restricted cash from discontinued operations	-	13,033
Net (decrease) increase in cash and cash equivalents and restricted cash	(5,092)	4,094
Cash and cash equivalents and restricted cash at beginning of year	8,881	4,787
Cash and cash equivalents and restricted cash at end of year	$3,789	$8,881

FG Group Holdings Inc. – Fiscal Year 2022	Page 9 of 10
Fourth Quarter 2022 Results

FG Group Holdings Inc. and Subsidiaries

Summary by Business Segments

(In thousands)

(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2022	2021	2022	2021

Strong Entertainment
Revenue	$11,421	$9,766	$39,867	$25,886
Gross profit	2,872	1,855	9,546	7,283
Operating income	1,238	61	2,761	2,211
Adjusted EBITDA	1,345	189	3,184	1,245

Corporate and Other
Revenue	$373	$283	$1,370	$1,144
Gross profit	373	283	1,370	927
Operating loss	(1,659)	(1,339)	(5,121)	(5,349)
Adjusted EBITDA	(784)	(913)	(2,978)	(3,957)

Consolidated
Revenue	$11,794	$10,049	$41,237	$27,030
Gross profit	3,245	2,138	10,916	8,210
Operating loss	(421)	(1,278)	(2,360)	(3,138)
Adjusted EBITDA	561	(724)	206	(2,712)

FG Group Holdings Inc. – Fiscal Year 2022	Page 10 of 10
Fourth Quarter 2022 Results

FG Group Holdings Inc. and Subsidiaries

Reconciliation of Net Income (Loss) to Adjusted EBITDA

(In thousands)

(Unaudited)

	Three Months Ended December 31,
	2022				2021

	Strong Entertainment	Corporate and Other	Discontinued Operations	Consolidated	Strong Entertainment	Corporate and Other	Discontinued Operations	Consolidated
Net income (loss)	$424	$1,020	$-	$1,444	$773	$(1,222)	$(83)	$(532)
Net loss from discontinued operations	-	-	-	-	-	-	83	83
Net income (loss) from continuing operations	424	1,020	-	1,444	773	(1,222)	-	(449)
Interest expense (income), net	53	56	-	109	23	(20)	-	3
Income tax expense	127	54	-	181	350	98	-	448
Depreciation and amortization	176	182	-	358	223	103	-	326
EBITDA	780	1,312	-	2,092	1,369	(1,041)	-	328
Stock-based compensation expense	-	142	-	142	-	205	-	205
Equity method holdings (income) loss	-	(2,981)	-	(2,981)	-	903	-	903
Loss (gain) on equity holdings	447	269	-	716	(1,190)	(1,018)	-	(2,208)
Loss on disposal of assets and impairment charges	-	474	-	474	-	38		38
Foreign currency transaction loss	118	-	-	118	10	-	-	10
Adjusted EBITDA	$1,345	$(784)	$-	$561	$189	$(913)	$-	$(724)

	Years Ended Ended December 31,
	2022				2021

	Strong Entertainment	Corporate and Other	Discontinued Operations	Consolidated	Strong Entertainment	Corporate and Other	Discontinued Operations	Consolidated
Net income (loss)	$98	$(7,252)	$-	$(7,154)	$8,492	$(5,121)	$14,566	$17,937
Net income from discontinued operations	-	-	-	-	-	-	(14,566)	(14,566)
Net income (loss) from continuing operations	98	(7,252)	-	(7,154)	8,492	(5,121)	-	3,371
Interest expense, net	143	197	-	340	107	126	-	233
Income tax expense	369	104	-	473	2,755	481	-	3,236
Depreciation and amortization	697	700	-	1,397	910	401	-	1,311
EBITDA	1,307	(6,251)	-	(4,944)	12,264	(4,113)	-	8,151
Stock-based compensation expense	-	652	-	652	-	892	-	892
Equity method holdings (income) loss	-	(403)	-	(403)	1,150	1,221	-	2,371
Employee retention credit	-	-	-	-	(1,576)	(336)	-	(1,912)
Loss (gain) on equity holdings	2,142	2,326	-	4,468	(10,527)	(1,746)	-	(12,273)
Loss on disposal of assets and impairment charges	-	474	-	474	-	38		38
Foreign currency transaction (income) loss	(265)	1	-	(264)	67	-	-	67
Gain on property and casualty insurance recoveries	-	-	-	-	(148)	-	-	(148)
Severance and other	-	222	-	222	15	87	-	102
Adjusted EBITDA	$3,184	$(2,978)	$-	$205	$1,245	$(3,957)	$-	$(2,712)